                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 12.1


GEORGIA-PACIFIC CORPORATION AND SUBSIDIARIES
STATEMENTS OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                   Second        First Six
                                                                  Quarter         Months
                                                                  --------       ---------
(Unaudited)
In millions                                                        2003            2003
                                                                   =====           =====
Fixed charges:
  Total interest expense                                           $ 227           $ 457
  One-third of rent expense                                            9              19
                                                                   -----           -----
Total fixed charges                                                  236             476
                                                                   -----           -----
Add:
  Income (loss) before income taxes and accounting change             90             (23)
  Interest capitalized                                                --              (2)
                                                                   -----           -----
                                                                      90             (25)
                                                                   -----           -----
Earnings for fixed charges                                         $ 326           $ 451
                                                                   =====           =====
Ratio of earnings to fixed charges                                  1.38             (a)
                                                                   =====           =====

(a)    Fixed charges exceeded earnings by $25 million.